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                                                                   EXHIBIT 3.2

                                CERTIFICATE OF MERGER

                                          OF

                             TEARDROP PUTTER CORPORATION
                             A SOUTH CAROLINA CORPORATION

                                         INTO

                                TEARDROP GOLF COMPANY
                                A DELAWARE CORPORATION

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                               Under Section 252 of the
                           Delaware General Corporation Law

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    Pursuant to the provisions of Section 252 of the Delaware General
Corporation Law, the undersigned does hereby certify:

    FIRST: The name of each of the constituent corporations is TEARDROP PUTTER CORPORATION ("TPC"), a South Carolina corporation and TEARDROP GOLF COMPANY ("TGC"), a Delaware corporation, which shall be the surviving corporation of the merger.

    SECOND: Pursuant the Agreement and Plan of Merger, dated October 21, 1996 (the "Merger Agreement"), TPC shall be merged with and into TGC.

    THIRD: As of October 18, 1996, the Board of Directors and shareholders of TPC duly approved and adopted the Merger Agreement in accordance with the South Carolina Code and as of October 18, 1996, the Board of Directors of TGC duly approved and adopted the Merger Agreement in accordance with Sections 251 and 252 of the Delaware General Corporation Law. The Merger Agreement was executed, certified and acknowledged by each of the constituent corporations as of October 18, 1996 in accordance with Section 252 of the Delaware General Corporation Law and the South Carolina Code and sets forth that:

         (A) TPC shall be merged into TGC and TGC shall be the "Surviving Corporation."



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         (B)  The name of the Surviving Corporation shall be "TEARDROP GOLF
COMPANY" and the certificate of incorporation of TGC shall be the certificate of incorporation of the Surviving Corporation.

         (C)  TGC shall assume all assets and liabilities of TPC.

         (D)  As of filing of this Certificate of Merger (the "Effective
Date"), and by virtue of the Merger, without any action on the part of TPC or TGC, each share of TPC's common stock issued and outstanding immediately prior to the Effective Date shall be converted and exchangeable for 3,333.33 shares of TGC's common stock, and upon conversion, all TPC common stock shall be canceled and shall cease to be outstanding.

    FOURTH: The Merger Agreement is on file at the principal place of business of TGC which is located at 32 Bow Circle, Building #1, Hilton Head Island, South Carolina 29928, Attention: Brian Hochman.

    FIFTH: A copy of the Merger Agreement will be furnished by TGC on request and without cost to any stockholder of any constituent corporation.

    SIXTH: The authorized capital stock of TPC consists of one series of common stock totaling 100,000 shares. The designation and number of issued and outstanding shares of stock of TPC are:


              NUMBER OF SHARES ISSUED
                 AND OUTSTANDING            DESIGNATION OF SHARES
              -----------------------       ---------------------

                       225                       Common Stock


    The number of shares of TPC entitled to vote on the plan of merger is 225 shares of Common Stock and all of such shares were voted in favor of the merger.

    SEVENTH: The authorized capital stock of TGC is eleven million (11,000,000) shares, divided into two classes consisting of ten million (10,000,000) shares of Common Stock, $.01 par value per share, and one million (1,000,000) shares of Preferred Stock, $.01 par value per share. No shares of stock of TGC were issued prior to the adoption of the Merger Agreement by the Board of Directors of TGC, and by virtue of the applicability of Section 251(f) of the Delaware General Corporation Law, no vote of the stockholders of TGC is necessary to authorize the merger pursuant of this Certificate of Merger.

    EIGHTH: The merger shall be effective as of the date of filing this Certificate of Merger.


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    IN WITNESS WHEREOF, each of the corporations hereto has caused this
Certificate of Merger to be executed on its behalf this 18th day of October, 1996.


                                  TEARDROP PUTTER CORPORATION
                                  a South Carolina corporation



                                  By:  /s/  Brian R. Hochman
                                        ---------------------
                                     Brian R. Hochman, President



                                  TEARDROP GOLF COMPANY
                                  a Delaware corporation



                                  By:  /s/  Rudy A. Slucker
                                        --------------------
                                     Rudy A. Slucker, President



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